POWER OF ATTORNEY

I, the undersigned Trustee of EAGLE CAPITAL APPRECIATION FUND, hereby severally constitute and appoint each of SUSAN L. WALZER, RICHARD J. ROSSI, CAROLYN K. GILL and KATHY KRESCH INGBER, my true and lawful attorney-in-fact, with full power of substitution, and with full power to sign for me and in my name in the appropriate capacity and only for EAGLE CAPITAL APPRECIATION FUND for which I serve as Trustee, any Registration Statements on Form N-1A, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, to file the same with the Securities and Exchange Commission and the securities regulators of appropriate states and territories, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, all related requirements of the Securities and Exchange Commission and all requirements of appropriate states and territories.  I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

WITNESS my hand on November 14, 2014.

/s/ Keith B. Jarrett
Keith B. Jarrett Trustee

/s/ Lincoln Kinnicutt
Lincoln Kinnicutt Trustee

/s/ William J. Meurer
William J. Meurer Trustee

/s/ Liana O’Drobinak
Liana O’Drobinak Trustee

/s/ James L. Pappas
James L. Pappas Trustee

/s/ Deborah L. Talbot
Deborah L. Talbot Trustee